UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 2, 2010

ACORN ENERGY, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

4 West Rockland Road, Montchanin, Delaware	19710
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 656-1707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.

On March 2, 2010, we entered into a definitive agreement pursuant to which our wholly-owned Coreworx subsidiary would acquire all of the issued and outstanding common stock of  Decision Dynamics Technology Ltd., a Canadian corporation (“Decision Dynamics”).  Decision Dynamics, a TSX Venture Exchange-traded company, is a leading provider of capital project controls and cost management software for normal operations and capital projects in the energy industry.

As contemplated by the definitive agreement, Coreworx would acquire all of the issued and outstanding securities of Decision Dynamics in consideration for issuance of 1,000,000 shares of Acorn Energy common stock to the Decision Dynamics shareholders.  The acquisition is structured as a plan of arrangement under the Canada Business Corporations Act and is subject to the satisfaction of a number of closing conditions, including approval by the holders of at least two-thirds of the outstanding common shares and options of Decision Dynamics, each voting as a separate class, the approval of the Court of Queen's Bench of Alberta and other regulatory approvals. The acquisition will be submitted to Decision Dynamics’ shareholders and option holders for approval at a special meeting which is expected to be held in April 2010. The Board of Directors of Decision Dynamics has unanimously recommended that Decision Dynamics’ shareholders and option holders vote in favor of the acquisition. Irrevocable support agreements in favor of the transaction have been agreed to by persons holding approximately 51% of the outstanding shares and 94% of the outstanding stock options.

Of our shares to be issued in the transaction, at least 340,000 are to be escrowed at closing, with one-half to be released 90 days after the date of closing and the balance to be released 180 days after the date of closing.  We anticipate that the shares that we issue to the Decision Dynamics shareholders will be freely tradable under US federal securities laws.

Under the agreement, Decision Dynamics agreed not to solicit any other sale, business combination or similar transaction. The agreement provides that if Decision Dynamics receives an unsolicited alternative proposal with a higher transaction value from a third party and we fail to match such proposal, Decision Dynamics may be permitted to agree to the third party proposal, subject to payment to us of a break-up fee in the amount of C$250,000 plus our transaction costs.

Subject to obtaining the required approvals, the transaction is expected to close in April 2010.

Section 7 – Regulation FD
Item 7.01 Regulation FD Disclosure.

On March 2, 2010, we issued a press release announcing our execution of an agreement to acquire Decision Dynamics Technology Ltd.  The press release is filed as Exhibit 99.1 hereto.

Section 9 – Financial Statements and Exhibits
Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated March 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 4th day of March, 2010.

ACORN ENERGY, INC.

By:	/s/ Joe B. Cogdell, Jr.
Name:	Joe B. Cogdell, Jr.
Title:	Vice President, Secretary and General Counsel